Exhibit 4.2

CERTIFICATE OF LIMITED PARTNERSHIP
FOR
MDS ENERGY PUBLIC 2013-A LP

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:01 PM 05/03/2012
FILED 01:59 PM 05/03/2012
SRV 120506183—5149124 FILE

STATE OF DELAWARE
CERTIFICATE OF LIMITED PARTNERSHIP

•	The Undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, do hereby certify as follows:

•	First: The name of the limited partnership is MDS Energy Public 2013-A LP.

•
Second: The address of its registered office in the State of Delaware is 1220 North Market Street, Suite 806 in the city of Wilmington. Zip code 19801. The name of the Registered Agent at such address is Registered Agents Legal Services, LLC.

•	Third: The name and mailing address of each general partners is as follows:

MDS Energy Development, LLC
409 Butler Road, Suite A
Kittanning, PA 16201

In Witness Whereof, the undersigned has executed this Certificate of Limited Partnership as of the 3rd day of May, A.D. 2012.

MDS Energy Development, LLC

By:	/s/ Michael D. Snyder
General Partner(s)

Name:	Michael D. Snyder.
Print or Type
Authorized Person of Managing General Partner